UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry Into a Material Definitive Agreement

On January 17, 2007, Alexandria Real Estate Equities, Inc. (the “Company”), issued in a private placement $400 million aggregate principal amount of its 3.70% convertible notes due 2027 (the “Notes”).  The terms of the Notes are governed by an indenture, dated as of January 17, 2007 (the “Indenture”), among the Company, Alexandria Real Estate Equities, L.P., as guarantor (the “Guarantor”), and Wilmington Trust Company, as trustee (the “Trustee”).  The Indenture provides for the possible issuance of up to an additional $60 million aggregate principal amount of Notes if necessary to cover over-allotments in connection with the offering of the Notes.  See Item 2.03 below for additional information regarding terms of the Notes and the Indenture, which information is incorporated into this Item by reference.

The Notes and the shares of common stock of the Company issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and sold the Notes to the initial purchasers of the Notes (collectively, the “Initial Purchasers”).  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On January 17, 2007, in connection with the issuance and sale of the Notes, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with UBS Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Guarantor, dated January 17, 2007.  The principal terms of the Registration Rights Agreement are set forth under Item 2.03 below.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 17, 2007, the Company issued in a private placement $400 million aggregate principal amount of the Notes.  The terms of the Notes are governed by the Indenture.

The Notes are unsecured obligations of the Company, convertible into cash and, if applicable, shares of the Company’s common stock. Interest on the Notes will be payable in cash on July 15 and January 15 of each year, beginning on July 15, 2007, until the maturity date of January 15, 2027 or earlier repurchase or redemption.  The Company’s obligations to pay principal and interest on the Notes are guaranteed by the Guarantor.

The Notes have an initial conversion rate of 8.4774 of the Company’s common shares for each $1,000 principal amount of the Notes, representing a conversion price of approximately $117.96 per common share and representing a conversion premium of approximately 20.0% based on the January 10, 2007, closing sale price of the Company’s common stock as reported on the New York Stock Exchange of $98.30 per share.

Holders of the Notes may convert their Notes into cash and, if applicable, shares of the Company’s common stock prior to stated maturity only under the following circumstances: (1) the Notes will be convertible during any calendar quarter after the calendar quarter ending March 31, 2007, if the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) the Notes will be convertible during the five consecutive business days immediately after any five consecutive trading day period (the “Note Measurement Period”) in which the average trading price per $1,000 principal amount of Notes was equal to or less than 98% of the average conversion value of the Notes during the Note measurement period; (3) the Notes will be convertible upon the occurrence of specified corporate transactions; (4) the Notes will be convertible if the Company has called the Notes for redemption; and (5) the Notes will be convertible at any time from, and including, December 15, 2026 until the close of business on the business day immediately preceding January 15, 2027 or earlier redemption or repurchase.

Prior to January 15, 2012, the Company will not have the right to redeem the Notes, except to preserve its qualification as a real estate investment trust.  On and after that date, the Company has the right to redeem the Notes, in whole or in part, at any time and from time to time, for cash equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Notes may require the Company to repurchase their Notes, in whole or in part, on January 15, 2012, January 15, 2017 and January 15, 2022 for cash equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

If certain fundamental change transactions occur, holders of the Notes may require the Company to repurchase their Notes, in whole or in part, for cash equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default, including nonpayment of principal or interest on the Notes, the Company’s failure to satisfy its conversion obligations with respect to the Notes, breach of certain covenants, defaults under certain other debt obligations, and certain events of bankruptcy or insolvency.  Upon the occurrence of an event of default that remains uncured after any specified cure period, the maturity of the Notes may be accelerated.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•                  file a re-sale shelf registration statement with the Securities and Exchange Commission within 90 days after the first date of original issuance of the Notes, covering resales of the shares of the Company’s common stock, if any, issuable upon conversion of the Notes; and

•                  use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (1) the 35th trading day immediately following the maturity date of the Notes or (2) the date on which there are no longer any Notes or restricted shares of the Company’s common stock outstanding.

Item 3.02               Unregistered Sale of Equity Securities

On January 17, 2007, the Company issued and sold $400 million aggregate principal amount of the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $60 million aggregate principal amount of Notes to cover over-allotments, if any.  The purchase price paid by the Initial Purchasers for the Notes was 98% of the initial principal amount thereof, and the Initial Purchasers received discounts in an aggregate amount of $8 million in connection with the issuance and sale of the Notes.

The Notes and any Company shares of common stock that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The information contained in Items 1.01 and 2.03 of this report is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 17, 2007	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer